Exhibit 3(b)

BYLAWS

OF

POTLATCH CORPORATION

(As amended through February 18, 2009)

Article I—Offices

Section 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation shall have an office in the City and County of Spokane, State of Washington, and may also have offices at such other places as the chairman of the board or the board of directors may from time to time determine, or as the business of the corporation may require.

Article II—Corporate Seal

The corporate seal of the corporation shall contain thereon the name of the corporation, the year of its organization and the words “Corporate Seal” and “Delaware.”

Article III—Meetings of Stockholders

Section 1. All meetings of the stockholders shall be held in the City and County of Spokane, State of Washington, at such place as may be designated from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 2. Annual meetings of stockholders shall be held on the first Monday of May each year at 8:00 A.M., if not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such annual meeting, the stockholders of the corporation shall elect a board of directors or, if the board of directors shall then be divided into classes, the members of that class of directors whose term of office expires at such meeting and transact such other business as may properly be brought before the meeting.

To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the corporation at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section. The requirements of this Section shall apply to any business to be brought before an annual meeting by a stockholder, other than (i) the nomination of a person for election as a director, which must be made in compliance with, and shall be exclusively governed by, Section 11 of Article IV of these bylaws, and (ii) matters properly brought under Rule 14a-8 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the corporation’s notice of meeting.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice to the corporate secretary in proper written form of the stockholder’s intent to propose such business and the business proposed must be otherwise proper to be brought before the meeting. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the corporate secretary not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the corporate secretary not later than the close of business on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement (as defined below) of the date of such scheduled annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.

A stockholder’s notice to the corporate secretary shall set forth the following as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed, (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any person who is an associated person (as defined below) of the stockholder or the beneficial owner, (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner as of the date of the notice, and a representation that the stockholder will provide the corporation in writing the information required by this clause (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, (C) any material interest in such business of the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner, (D) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with shares owned by the stockholder or the beneficial owner and any such group, would be required to approve or adopt such business or otherwise to solicit proxies from stockholders in support of such business, and (E) any other information that would be required to be provided by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder assuming that the stockholder or the beneficial owner were to request that the corporation include such business in the corporation’s proxy statement as a stockholder proposal; (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to the beneficial owner, (A) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any associated person thereof as of the date of the notice, (B) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any associated person thereof with respect to the corporation’s securities, (C) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (A) and (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, and (D) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder or beneficial owner and any associated person thereof, and any others (including their names) acting in concert with any of the foregoing (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder or beneficial owner will provide the corporation in writing the information required by this clause (D) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (iv) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such business.

Notwithstanding anything in these bylaws to the contrary, (a) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting; and (b) unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to the preceding paragraph does not provide the updated information required under clauses (ii) and (iii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the business at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to the preceding paragraph. The requirements set forth in the preceding paragraph of this Section are intended to provide the corporation with notice of a stockholder’s intention to bring business before an annual meeting and related information and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before an annual meeting. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule or regulation) promulgated under the Exchange Act.

The chairman of the board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

For purposes of these bylaws, (1) “public announcement” shall mean disclosure (A) in a press release issued through Business Wire or PR Newswire or reported by the Dow Jones News Service, Associated Press or a comparable national news service or (B) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (2) “associated person” of a person shall mean any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such person, and (3) “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman of the board and shall be called by the chairman of the board or corporate secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders of record having a majority of the voting power of the capital stock issued and outstanding and entitled to vote.

Except in accordance with this Section 3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. A request to the corporate secretary by stockholders for a special meeting shall state the purpose or purposes of the proposed meeting and shall be signed by stockholders of record as of the date of submission of such request (or their duly authorized agent), requesting the special meeting. Such request shall also set forth for each requesting stockholder of record the same information required to be provided to the corporate secretary by a stockholder proposing to bring a matter before an annual meeting pursuant to Section 2 of Article III of these bylaws and each requesting stockholder shall provide to the corporate secretary an update of such information as of the record date for the special meeting promptly following the date on which public announcement of the record date is first made. The corporate secretary shall not accept, and shall consider ineffective, a written request from a stockholder or stockholders (i) that does not comply with this Section 3, or (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the board of directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the corporate secretary. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the corporate secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the board of directors, in its discretion, may cancel the special meeting. Business to be transacted at a special meeting requested by stockholders shall be limited to the matters in the special meeting request; provided, however, that nothing herein shall prohibit the board of directors from submitting matters to the stockholders at any special meeting requested by stockholders.

Section 4. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 5. A majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, provided, that one-third of the total number of shares of capital stock entitled to vote at such meeting are present in person or represented by proxy. If, however, there are insufficient shares to constitute a quorum, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be formed. At such adjourned meeting at which a quorum shall be formed, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6.

(a) When a quorum is formed at any meeting, the affirmative vote of the majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, these bylaws or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern the decision of such questions.

(b) At any meeting of stockholders at which directors are to be elected, when a quorum is present: (i) each nominee in an uncontested election shall be elected by the vote of the majority of the votes cast with respect to that director’s election; and (ii) in a contested election, the nominees receiving a plurality of the votes cast shall be elected. For purposes of this Section 6, (i) a “contested election” means the number of nominees exceeds the number of directors to be elected in such election; (ii) an “uncontested election” means the number of nominees equals the number of directors to be elected in such election; and (iii) a “majority of the votes cast” means by the vote of the majority of the voting power of the capital stock issued and outstanding, present in person or represented by proxy and entitled to vote for the election of directors.

(c) The board of directors shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of directors of such resignation.

(d) If an incumbent director fails to receive the required vote for re-election in an uncontested election, the nominating and corporate governance committee of the board of directors will determine whether such director’s resignation should be accepted and make a recommendation to the board of directors, which shall make the final determination whether to accept the resignation. The board of directors will publicly disclose the board’s decision within 90 days from the date of certification of the election results. If such incumbent director is a member of the nominating and corporate governance committee and does not agree to abstain from participating in the committee’s deliberations and decision regarding such resignation, then such committee shall act through a sub-committee consisting of one or more members who did not fail to receive the required vote in the election. If such incumbent director does not agree to abstain from participating in the board of directors’ deliberations and decision regarding such resignation, then the board shall act through a special committee consisting entirely of directors who did not fail to receive the required vote in the election.

(e) If a director’s resignation is accepted by the board of directors pursuant to this Section 6, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors may fill the resulting vacancy pursuant to the provisions of subsection B of Article Ninth of the Certificate of Incorporation or may decrease the size of the board of directors pursuant to the provisions of subsection A of Article Ninth of the Certificate of Incorporation.

Article IV—Directors

Section 1. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation, or by these bylaws directed or required to be exercised or done by the stockholders.

Section 2. Each director elected pursuant to subsection B of Article Ninth of the Certificate of Incorporation shall hold office until the director’s successor is elected and has qualified or until the director’s earlier resignation or removal. Directors need not be stockholders. No person shall continue to serve as a director after the expiration of the calendar year in which the age of 72 is attained.

Section 3. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4. The annual meeting of the board of directors shall be held immediately following each annual meeting of the stockholders of the corporation at the place where such meeting of stockholders is held or at such other date, time and place as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 5. The directors at each annual meeting shall elect a chairman of the board and also shall elect a vice chair of the board, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of both the chairman of the board and the vice chair of the board, a committee chair designated by the board of directors shall perform the duties and exercise the powers of the chairman of the board. The chairman of the board of the corporation shall if present preside at all meetings of the stockholders and the board of directors.

Section 6. Special meetings of the board of directors may be called by the chairman of the board, the vice chair of the board, or by any officer who is a director. Each director shall be given not less than five days’ notice of such special meetings of the board, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or has been sent by mail or electronic means to a director’s last known address as shown in the corporate secretary’s records; provided, however, that if a special meeting is called by the chairman of the board, the vice chair of the board, or by any officer who is a director because an attempt has been made or threatened to acquire the corporation or more than five percent of its shares, or because in the best judgment of the person calling the meeting some other emergency exists, then each director shall be given not less than three hours’ notice of any such meeting to be held in person or by means of conference telephone as provided in Section 9 of this Article, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or by electronic means or an attempt has been made to give such notice by telephoning a director at the director’s home telephone number and business office telephone number as such numbers are shown in the corporate secretary’s records.

Special meetings of the board of directors shall be called by the chairman of the board or the corporate secretary on the written request of one third of the entire board of directors (determined by rounding up to the next whole number in the event the board of directors is not then divisible by three) plus one director. Each director shall be given not less than five days’ notice of such special meetings of the board, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or has been sent by mail or electronic means to a director’s last known address as shown in the corporate secretary’s records.

Notice may be waived in writing by any director entitled thereto, and attendance at a meeting shall constitute a waiver of notice of such meeting.

Section 7. At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of proceedings of the board or committee.

Section 9. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting in such manner shall constitute presence at such meeting.

Section 10. The board of directors shall have the authority to fix the compensation of directors.

Section 11. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to make nominations of persons for election to the board of directors, nominations of persons for election to the board of directors at the annual meeting may be made (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by a stockholder who is a stockholder of record at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section. A stockholder may make such a nomination only if such stockholder has given timely notice to the corporate secretary in proper written form of the stockholder’s intent to make such a nomination.

To be timely, with respect to an annual meeting of stockholders, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation, addressed to the attention of the corporate secretary, not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the corporate secretary not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement of the date of such scheduled annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.

A stockholder’s notice to the corporate secretary shall set forth the following: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and number of shares of capital stock of the corporation that are owned of record and beneficially by the person, (D) a statement whether the person, if elected, intends to tender, promptly following such person’s election or re-election as a director, an irrevocable resignation effective upon (x) such person’s failure to receive the required vote for re-election at the next meeting of stockholders at which such person would face re-election and (y) acceptance of such resignation by the board of directors, in accordance with these bylaws or the corporation’s corporate governance guidelines, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, or any person who is an associated person of the stockholder or the beneficial owner, on the one hand, and the person, and such person’s respective affiliates and associates, or others (including their names) acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission assuming for this purpose that the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, and any person who is an associated person of the stockholder or the beneficial owner were the “registrant” and such person were a director or executive officer of such registrant, (F) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (G) the person’s written consent to serve as a director if elected; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any person who is an associated person of the stockholder and the beneficial owner, (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder and the beneficial owner as of the date of the notice, and a representation that the stockholder will provide the corporation in writing the information required by this clause (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, (C) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with the shares owned by the stockholder or the beneficial owner and any such group, would be required to approve the nomination or otherwise to solicit proxies from stockholders in support of the nomination, and (D) any other information relating to the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is being made, as to the beneficial owner, (A) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any person who is an associated person thereof as of the date of the notice, (B) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any person who is an associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any person who is an associated person thereof with respect to the corporation’s securities, (C) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (A) and (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, and (D) a description of any agreement, arrangement or understanding with respect to the nomination between or among the stockholder or beneficial owner and any person who is an associated person thereof, and any others (including their names) acting in concert with any of the foregoing (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder or beneficial owner will provide the corporation in writing the information required by this clause (D) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (iv) a representation that the stockholder giving the notice (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any nomination to be considered pursuant to this Section.

In connection with any annual meeting of the stockholders, the chairman of the board (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at an annual meeting pursuant to the preceding paragraph does not provide the updated information required under clauses (ii) and (iii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder giving the notice (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation. For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the nomination at the meeting by the stockholder giving the notice stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.

Article V—Committees

The board of directors may designate such committees with such powers and duties as it may prescribe by resolution.

Article VI—Officers

Section 1. The board of directors of the corporation shall elect as officers of the corporation: a chief executive officer; one or more vice presidents; a corporate secretary; a treasurer; a controller; and such additional officers, including one or more assistant secretaries and assistant treasurers, as the board of directors may from time to time determine.

Section 2. The term of office of the officers of the corporation shall expire at the annual meeting of the board of directors, and each officer shall hold office until the officer’s successor shall have been duly elected and qualified or until the officer’s earlier death, resignation, retirement or removal by the board of directors.

Section 3. The chief executive officer shall have general and active management of the business of the corporation and shall ensure that all orders and resolutions of the board of directors are carried into effect and shall have such other powers and duties as may be from time to time assigned to the chief executive officer by the board of directors or prescribed by the bylaws.

The chief executive officer shall have the power to employ and discharge subordinates, agents and employees of the corporation and to fix their compensation and to delegate all or part of such power, subject to supervision by the board of directors.

In the absence or disability of the chief executive officer, the officers designated by the board of directors shall perform the duties and exercise the powers of the chief executive officer.

Section 4. The vice presidents shall have such powers and perform such other duties as may be prescribed by these bylaws, the board of directors or the chief executive officer.

Section 5. The controller shall be the principal accounting officer in charge of the general accounting books, accounting and cost records and forms. The controller shall have such other powers and duties as the controller may from time to time be assigned or directed to perform by the board of directors or the chief executive officer.

Section 6. The corporate secretary shall have the care and custody of the records of the corporation and shall attend all meetings of the stockholders and the directors and shall record all votes and minutes of said meetings in a book or books kept for that purpose. The corporate secretary shall sign such instruments on behalf of the corporation as the corporate secretary may be authorized to sign by the board of directors or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution. The corporate secretary shall see that proper notice is given to all meetings of the stockholders and the directors where notice is required and shall have such other powers and duties as the corporate secretary may from time to time be assigned or directed to perform by the board of directors or the chief executive officer.

An assistant secretary shall have all of the powers and shall perform all of the duties of the corporate secretary in case of the absence of the corporate secretary or the corporate secretary’s inability to act, and shall have such other powers and duties as the assistant secretary may from time to time be assigned or directed to perform.

Section 7. The treasurer shall attend to the collection, receipt and disbursement of all moneys belonging to the corporation. The treasurer shall have authority to endorse, on behalf of the corporation, all checks, notes, drafts, warrants and orders, and shall have custody over all securities of the corporation. The treasurer shall have such additional powers and such other duties as the treasurer may from time to time be assigned or directed to perform by the board of directors or the chief executive officer.

An assistant treasurer shall have all of the powers and shall perform the duties of the treasurer in case of the absence of the treasurer or the treasurer’s inability to act, and shall have such other powers and duties as the treasurer may from time to time be assigned and directed to perform.

Article VII—Uncertificated Shares

Section 1. Shares of stock in the corporation (“Stock”) shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the corporate secretary or an assistant secretary. In the event shares of Stock are represented by certificates, such certificates shall be registered upon the books of the corporation and shall be signed by the chairman or vice chair of the board, or a vice-president, and by the treasurer or an assistant treasurer, or the corporate secretary or an assistant secretary of the corporation, shall bear the seal of the corporation or a facsimile thereof, and shall be countersigned by a transfer agent and the registrar for the Stock each of whom shall by resolution of the board of directors be appointed with authority to act as such at the pleasure of the board of directors. No certificate for a fractional share of common stock shall be issued. Certificates of Stock signed by the chairman or vice chair of the board, or a vice-president, and by the treasurer or an assistant treasurer, or the corporate secretary or an assistant secretary of the corporation, being such at the time of such signing, if properly countersigned as set forth above by a transfer agent and the registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

Section 2. The board of directors may designate certain persons to authorize the issuance of new certificates of Stock or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.

Section 3. Transfer of shares of Stock represented by certificates shall be made on the books of the corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of Stock shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The corporation may impose such additional conditions to the transfer of its Stock as may be necessary or appropriate for compliance with applicable law or to protect the corporation, a transfer agent or the registrar from liability with respect to such transfer.

Section 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Section 5. The corporation may recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by the laws of Delaware.

Article VIII—Dividends

Dividends upon the capital stock of the corporation, subject to applicable provisions, if any, of the Certificate of Incorporation, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any such provisions of the Certificate of Incorporation.

Article IX—General Provisions

Section 1. The fiscal year of the corporation shall be from the first day of January each year until the last day of the succeeding December, both inclusive.

Section 2. Whenever notice is required under these bylaws or by statute and such notice is given by mail, the time of giving such notice shall be deemed to be the time when the same is placed in the United States mail, postage prepaid, and addressed to the party to be notified at the party’s address as it appears on the records of the corporation.

Article X—Amendments

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors pursuant to the applicable provisions of the Certificate of Incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

CORPORATE SECRETARY’S CERTIFICATE

I, the undersigned, hereby certify:

1.	That I am the duly elected, acting and qualified Corporate Secretary of Potlatch Corporation, a Delaware corporation; and

2.	That the foregoing Bylaws, comprising 12 pages (excluding this Corporate Secretary’s Certificate), constitute the Bylaws of such corporation as duly adopted by the Board of Directors of Potlatch Corporation, effective for all purposes as of February 18, 2009.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 18th day of February, 2009.

/s/ Pamela A. Mull
Pamela A. Mull Corporate Secretary